UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2013 (June 13, 2013)

GAMESTOP CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway, Grapevine, TX	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(817) 424-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Between June 13 and June 14, 2013, all of the Company’s executive officers and three outside directors entered into individual pre-arranged stock trading plans designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The plans contemplate the sale of shares of common stock, including shares issuable upon exercise of stock options generally granted between 2004 and 2006 expiring between 2014 and 2016. The initial sales under these plans are not scheduled to occur until at least ninety days after the plans were entered into. In aggregate, up to a maximum of 1,052,000 shares are subject to sales under the plans, approximately 700,000 of which are shares issuable upon exercise of options. Each of the executive officers and directors, as part of their individualized financial planning, entered into their plan to provide liquidity and investment diversification. After giving effect to the transactions contemplated by the plans, each of the individuals will continue to be in compliance with the Company’s stock ownership requirements.

Transactions made under these plans will be publicly disclosed through filings with the U.S. Securities and Exchange Commission under Section 16 of the Exchange Act. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of directors and officers of the Company, nor to report modifications or terminations of the aforementioned plans or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: June 17, 2013	/s/ Robert A. Lloyd
Name:Robert A. Lloyd
Title: Executive Vice President & Chief Financial Officer